FORM 4 JOINT FILER INFORMATION

Name:    Metropolitan Venture Partners (Advisors), LP

Address:       c/o Metropolitan Venture Partners
432 Park Avenue South, 12th Floor
New York, New York 10016

Designated Filer:                  Metropolitan Venture Partners II, L.P.

Issuer & Ticker Symbol:             Direct Insite Corp (DIRI.OB)

Statement for Month/Date/Year:          09/25/2008

Signature:	METROPOLITAN VENTURE PARTNERS (ADVISORS), LP
By:	Metropolitan Venture Partners Corp., its general partner

By:	/s/ Michael Levin
Name: Michael Levin
Title: Vice President of Finance

Name:    Metropolitan Venture Partners Corp.

Address:   c/o Metropolitan Venture Partners
        432 Park Avenue South, 12 th Floor
        New York, New York 10016

Designated Filer:                     Metropolitan Venture Partners II, L.P.

Issuer & Ticker Symbol:                 Direct Insite Corp (DIRI.OB)

Statement for Month/Date/Year:              09/25/2008

     Signature:                                   METROPOLITAN VENTURE PARTNERS CORP.

By:	/s/ Michael Levin
Name: Michael Levin
Title: Vice President of Finance